SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported) December 17, 2002 (December 17, 2002)

Alliance Bancorp of New England, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13405	06-1495617

(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification No.

348 Hartford Turnpike, Vernon, CT	06066

(Address of Principal Executive Offices)	(Zip Code)

     Registrant's telephone number, including area code (860) 875–2500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired
Not applicable

(b)	Pro Forma Financial Information
Not applicable

(c)	Exhibits
(99)(i) Exhibit to Item 9, press release dated December 17, 2002.

Item 9.    Regulation FD Disclosure.

     On December 17, 2002, Alliance Bancorp of New England, Inc. issued an announcement about the annual meeting and review of strategic alternatives. The information provided in this Item 9 and Exhibit 99(i) should not be deemed filed with the Commission but furnished to satisfy requirements of Regulation FD.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

ALLIANCE BANCORP OF
     NEW ENGLAND, INC.
Registrant

Date: December 17, 2002	By: /s/ David H. Gonci
David H. Gonci
Senior Vice President/Chief Financial Officer